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Exhibit 3.7

KINETIC CONCEPTS, INC.
CHARTER OF THE AUDIT AND COMPLIANCE COMMITTEE
Of
THE BOARD OF DIRECTORS

I.    PURPOSE

        The primary purpose of the Audit and Compliance Committee ("Committee") of the Board of Directors of Kinetic Concepts, Inc. (the "Company") is to assist the Board of Directors in fulfilling its oversight responsibilities by: reviewing the financial reports and other financial information provided by the Company to any governmental body or to the public, and reviewing processes established by management to assess whether an adequate system of financial reporting, and internal control and legal and policy compliance is functioning within the Company. The Committee's primary responsibilities are to:

  •
  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  •
  Review the audit activities and performance of the Company's independent accountants and internal auditors.

  •
  Provide an open avenue of communication among the Company's independent accountants, its management, its internal auditing department, and the Board of Directors.

  •
  Review and assist the Board of Directors' oversight of the Company's compliance with legal and regulatory requirements.

  •
  Prepare the audit committee report required to be prepared by the Committee pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") for inclusion in the Company's annual proxy statement.

  •
  Review and assist the Board of Directors' oversight of the independent accountant's qualifications and independence.

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  Review and assist the Board of Directors' oversight of the integrity of the Company's financial statements.

II.    COMMITTEE MEMBERSHIP REQUIREMENTS

        The Committee shall be comprised of at least three directors as determined by the Board of Directors. The Board of Directors will designate one member of the Committee to chair the Committee. Each member of the Committee shall be an independent director or be otherwise eligible to serve on the Committee pursuant to the eligibility requirements set forth by the SEC and the New York Stock Exchange. Each member of the Committee shall be financially literate, or shall become financially literate. In addition, at least one Committee member shall be an "audit committee financial expert" as defined by the SEC pursuant to the Sarbanes-Oxley Act of 2002 ("SOX").

III.    COMMITTEE FUNCTIONS

A.
Meetings.    The Committee undertakes to meet at least four times each year. The Committee will report to the Board of Directors regarding any significant discussions or findings relating to the meetings of the Committee.

B.
Annual Review.    The Committee shall annually review and assess its performance and the adequacy of this Charter. The Committee shall report its findings to the Board of Directors.

C.
Independent Accountants.    The independent accountants for the Company are ultimately accountable to the Committee. The Committee undertakes the following with respect to the Company's independent accountants.

1.
The Committee shall annually appoint independent accountants to conduct an examination and audit of the financial statements of the Company and its subsidiaries and to issue an audit report or perform other audit, review or attestation services for the Company.

2.
The Committee will review with the appropriate officers of the Company the terms of the independent accountants' engagement with the Company, including fee estimates for arranged audit services and special services.

3.
The Committee will require the independent accountants to submit to the Committee at least annually a written report delineating all relationships between the independent accountants and the Company (and its subsidiaries) as well as the independent accountants' assessment of whether any such relationships affect their ability to serve as independent accountants for the Company. The Committee will discuss with the appropriate officers of the Company and the independent accountants any disclosed relationships or services that may impact the objectivity and independence of the independent accountants. The Committee shall take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

4.
All services, whether audit or non-audit related, provided by the independent accountants must be approved by the Committee prior to performance as required by the Company's Audit and Non-Audit Services Pre-Approval Policy, adopted on November 17, 2003.

5.
The Committee shall review the annual audited financial statements, quarterly financial statements of the Company with the appropriate officers of the Company and the independent accountants, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

6.
At least annually, the Committee shall obtain and review the independent accountants' report describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

7.
The Committee shall review with the independent accountants any audit problems or difficulties and management's response.

8.
The Committee shall oversee any disagreements between management and the independent accountants regarding financial reporting.

9.
The Committee shall set clear hiring policies for employees or former employees of the independent accountants.

D.
The Company's Internal Auditors.    The Committee will review the Company's annual internal audit plan and annual internal audit performance report with the appropriate officers of the Company, including its Internal Audit Director, and the independent accountants. The Committee shall also review the Company's internal audit reports and its completed and active internal audit projects with the appropriate officers of the Company, including its Internal Audit Director, and the independent accountants.

E.
Corporate Compliance.    The Committee will review annually the Company's and its subsidiaries' compliance with applicable reimbursement, medical device laws and regulations and the results of internal compliance programs with the appropriate personnel of the Company.

F.
Reporting.    The Committee will prepare and deliver to the Company a report of the Committee for inclusion in the Company's annual proxy statement. The report will contain all of the information required by the SEC pursuant to its rules and regulations pertaining to reports of audit committees included in proxy statements.

G.
Other Activities.    In its discretion, the Committee shall perform the following activities when deemed necessary or appropriate.

1.
The Committee will meet periodically and separately with the Company's financial and executive officers, including the Internal Audit Director, and the Company's independent accountants.

2.
The Committee will review any legal proceedings affecting the Company or its subsidiaries that could have a material adverse effect on the Company's financial statements.

3.
Establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4.
The Committee shall discuss the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

5.
The Committee shall discuss policies with respect to risk assessment and risk management.

6.
The Committee shall consider any other matters in relation to the financial affairs of the Company and its accounts, and in relation to audits of the Company, as the Committee may determine to be advisable.

7.
The Committee shall report regularly to the Board of Directors, including a review with the full Board of Directors of any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent accountants and the performance of the internal audit function.

* * *

        While the members of the Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any liability for members of the Committee.

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  Exhibit 3.7
KINETIC CONCEPTS, INC. CHARTER OF THE AUDIT AND COMPLIANCE COMMITTEE Of THE BOARD OF DIRECTORS